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                                                                    Exhibit 24.1



                               POWER OF ATTORNEY



         KNOW ALL PERSONS BY THESE PRESENTS, that Barclay Phillips constitutes and appoints L. Robert Johnston, Jr. and D. Lansing Taylor and each of them individually, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1, No. 333-31680 of Cellomics, Inc. (the "Registration Statement") and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by Barclay Phillips in his capacity as Director on the 8th day of November, 2000.


                                             /s/ BARCLAY PHILLIPS
                                             -------------------------
                                             Barclay Phillips